Exhibit 10.1

BROADWIND ENERGY, INC.

2012 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

Broadwind Energy, Inc., a Delaware corporation (the “Company”), hereby grants to [                    ] (the “Holder”) as of            ,                    (the “Grant Date”), pursuant to the terms and conditions of the Broadwind Energy, Inc. 2012 Equity Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to [              ] shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).

1.                                      Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space below and returning such original execution copy to the Company.

2.                                      Rights as a Stockholder.   The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.

3.                                      Restriction Period and Vesting.

3.1.                            Service-Based Vesting Condition.  The Award shall vest                               , provided the Holder continuously serves as a Non-Employee Director through the applicable vesting date.  The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2.                            Termination of Service.

3.2.1.                  Termination as a Result of Holder’s Death or Disability.  If the Holder’s service as a Non-Employee Director terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability, then the Award shall be 100% vested upon such termination of service.  For purposes of this Agreement, “Disability” shall mean the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

3.2.2.                  Termination Other than for Death or Disability.  If the Holder’s service as a Non-Employee Director with the Company terminates prior to the end of the Restriction Period for any reason other than death or Disability, the Award shall be immediately forfeited by the Holder and cancelled by the Company.

3.2.3.                  Change in Control.   Upon a Change in Control (as defined in the Plan), the Restriction Period shall lapse and the Award shall become fully vested and shall be subject to Section 5.8 of the Plan.

4.                                      Delivery of Certificates.  Subject to Section 6, as soon as practicable (but not later than 30 days) after the vesting of the Award, the Company shall issue or transfer to the Holder (or such other person as is acceptable to the Company and designated in writing by the

Holder)  the number of shares of Stock underlying the vested Award.  The Company may effect such issuance or transfer either by the delivery of one or more stock certificates to the Holder or by making an appropriate entry on the books of the Company or the transfer agent of the Company.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery or issuance.  Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

5.                                      Transfer Restrictions and Investment Representation.

5.1.                            Nontransferability of Award.  The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.                            Investment Representation.  The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable.  As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6.                                      Additional Terms and Conditions of Award.

6.1.                            Adjustment.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Award shall be equitably adjusted by the Committee.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants.  If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the first settlement, in whole or part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the settlement date as determined by the Committee.  The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.

6.2.                            Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3.                            Award Confers No Rights to Continued Service.  In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued service as a Non-Employee Director.

6.4.                            Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Board for review.  The resolution of such a dispute by the Board shall be final and binding on all parties.

6.5.                            Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

6.6.                            Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Broadwind Energy, Inc., Attn. General Counsel, 47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7.                            Governing Law.  This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8.                            Entire Agreement.  The Plan is incorporated herein by reference.  Capitalized terms not defined herein shall have the meanings specified in the Plan.  The Award Notice, this Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.9.                            Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.10.                     Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

BROADWIND ENERGY, INC.

By:

Accepted this day of , 20